UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2015

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As of August 4, 2015, Paltar Nation Limited Partnership (“Paltar Nation”) entered into a secured convertible note purchase agreement with David N. Siegel Family Trust 2015, pursuant to which Paltar Nation sold a secured convertible promissory note in the principal amount of $584,000 in consideration for $584,000.  The secured convertible promissory note bears interest at the rate of 10% per annum (15% per annum on and after the maturity date or an Event of Default (as defined below)) and matures on August 4, 2016.  The entire unpaid principal sum of the secured convertible promissory note will become immediately due and payable upon a material breach by (a) Paltar Nation of the note, another note or the secured convertible note purchase agreement, or (b) Wotan Group Limited, an Australian limited company, of the pledge agreement, described below, in each case that is not cured within 30 days of such breach (referred to as an “Event of Default”).

Upon a sale of Paltar Nation’s limited partnership interests (“Interests”) in a single transaction or a series of related transactions yielding gross cash proceeds to Paltar Nation of at least $20,000,000 (including $584,000 from the sale of the secured convertible promissory note to David N. Siegel Family Trust 2015) on or before the maturity date (the “Qualified Financing”), the principal and any accrued but unpaid interest under the note will automatically be converted into Interests.  The Interests to be issued to David N. Siegel Family Trust 2015 upon conversion will be equal to the quotient obtained by dividing (i) the entire principal amount of the note plus any accrued but unpaid interest under the note by (ii) 80.00% of the per-Interest price of the Interests sold to persons other than David N. Siegel Family Trust 2015 and other holders of the notes, if any, in the Qualified Financing.

In connection with the secured convertible note purchase agreement, Paltar Nation entered into a pledge agreement dated as of August 4, 2015 with Wotan Group Limited, pursuant to which Wotan Group Limited pledged to David N. Siegel Family Trust 2015 a continuing first priority security interest in a number of Wotan Group Limited’s shares of Paltar Petroleum Limited equal to five multiplied by the sum of the aggregate outstanding principal amounts owed under the note and Paltar Nation agreed to pay a commitment fee to Wotan Group Limited equal to $250,000 from the proceeds of the secured convertible promissory notes upon the receipt by Paltar Nation of proceeds from the sale of such notes equal to or greater than $2,500,000 in the aggregate and an additional commitment fee of $250,000 upon conversion of all of such notes.

Paltar Nation is a Delaware limited partnership with Nation GP, LLC, a Delaware limited liability company, as the general partner, and Nation SLP, LLC, a Delaware limited liability company, as a limited partner (which is currently a sole limited partner of Paltar Nation).  Nation Energy Inc. owns 100% of the membership interests in Nation GP, LLC and Nation SLP, LLC.

Nation Energy Inc. formed Paltar Nation for the purpose of funding exploration expenditures required to be provided by the wholly-owned subsidiary of Nation Energy Inc., Nation Energy (Australia) Pty Ltd., which is expected to become a wholly-owned subsidiary of Paltar Nation, to explore and develop all or a portion of 1,470,500 acres of certain Australian exploration permits.

David N. Siegel Family Trust 2015 is a trust controlled by David N. Siegel, Chairman of the Board and a director of Nation Energy Inc.  Wotan Group Limited is a company owned and controlled by Marc A. Bruner, President, Chief Executive Officer and a director of Nation Energy Inc.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 9.01  Financial Statements and Exhibits.

10.1

Secured Convertible Note Purchase Agreement dated August 4, 2015 between Paltar Nation Limited Partnership and David N. Siegel Family Trust 2015.

10.2

Secured Convertible Promissory Note effective August 4, 2015 issued to David N. Siegel Family Trust 2015.

10.3

Pledge Agreement dated August 4, 2015 between Wotan Group Limited, David N. Siegel Family Trust 2015 and Paltar Nation Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

/s/ Carmen J. Lotito

By:  Carmen J. Lotito

Vice President
Date:  November 10, 2015